Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
NEWFIELD EXPLORATION COMPANY
A Delaware Corporation
As Amended,
Effective November 11, 2016
and April 25, 2018

BYLAWS
OF
NEWFIELD EXPLORATION COMPANY
A Delaware Corporation

ARTICLE I
OFFICES

Section 1.01    Registered Office. The registered office of Newfield Exploration Company (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware shall be the registered office named in the original certificate of incorporation of the Corporation (as amended from time to time, the “Charter”), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the “Board”) in the manner provided by law. If the Corporation maintains a principal office within the State of Delaware, the registered office need not be identical to such principal office of the Corporation.

Section 1.02    Other Offices. The Corporation may have other offices at such places both within and without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.01    Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Delaware specified or fixed in the notices or waivers of notice thereof.

Section 2.02    Quorum; Withdrawal During Meeting; Adjournment. Unless otherwise required by law, the Charter or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at any such meeting of stockholders for the transaction of business. If there is a required quorum present when any duly organized meeting convenes, stockholders present may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of stockholders or proxies that reduce the total number of voting shares below the number of shares required for a quorum.

Notwithstanding other provisions of the Charter or these bylaws, the chairman of a meeting of stockholders or the holders of a majority of the issued and outstanding stock entitled to vote at such meeting, present in person or represented by proxy, whether or not a quorum is present, have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If a quorum is present at the original duly organized meeting of stockholders, it is also present at an adjourned session of such meeting.
Section 2.03    Annual Meetings. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board fixes and sets forth in the notice of the meeting. If the Board has not fixed a place for the holding of the annual meeting of stockholders in accordance with this section, such annual meeting shall be held at the principal place of business of the Corporation.

Section 2.04    Special Meetings. Unless otherwise provided in the Charter, special meetings of stockholders for any proper purpose or purposes may be called at any time by the Chairman of the Board (the “Chairman”) (if any), by the President or by a majority of the Board, or by a majority of the executive committee (if any), and shall be called by the Chairman (if any), by the President or the Secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holder(s) of at least 50% of the issued and outstanding stock entitled to vote at such meeting.

If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining stockholders entitled to call a special meeting shall be the date any stockholder first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by these bylaws may be conducted at a special meeting of stockholders.
Section 2.05    Record Dates.

(a)    Stockholder Meetings. To determine stockholders entitled to notice of or to vote at any meeting of stockholders, the Board may fix, in advance, a date as the record date for any such determination, which date shall not be more than 60 nor less than 10 days prior to the date of such meeting. If the Board does not fix a record date for any meeting of stockholders, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived in accordance with Section 9.03 hereof, the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)    Action Without Meeting. If, in accordance with Section 2.12 hereof, corporate action without a meeting of stockholders is to be taken, the Board may fix a record date for determining stockholders entitled to consent in writing to such corporate action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days subsequent to the date upon which the resolution fixing the record date is adopted by the Board. If no record date is fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business or to an officer or to agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)    Dividends, Etc. To determine stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or stockholders entitled to exercise any rights in connection with any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.06    Notice of Meetings. The President, the Secretary or the other person(s) calling a meeting of stockholders shall cause written notice of the place, date and hour of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, or in the case of stockholders who have consented to such delivery, by electronic mail or other means of electronic transmission, not less than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the record of stockholders of the Corporation. If such notice is given by electronic transmission, it will be deemed given: (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by posting on an electronic network with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; or (c) if by other means of electronic transmission, at the time specified in the applicable provisions of the DGCL. Such further notice of meetings of stockholders shall be given as may be required by applicable law.

Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, to the transfer agent or any other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
A written waiver of any notice of any meeting signed by the person entitled thereto shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders needs to be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.07    List of Stockholders. The officer or agent having charge of the share transfer records of the Corporation shall prepare and make, at least 10 days prior to each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address and number of registered shares of each stockholder.

Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. Such list also shall be produced at the time and place of the meeting and kept during the whole meeting. Any stockholder who is present at the meeting may inspect such list. The original share transfer records shall be prima facie evidence as to the identity of those stockholders entitled to examine such voting list or transfer records or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
Section 2.08    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board may from time to time determine by resolution, before or at the time of such meeting.

A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or such stockholder’s authorized officer, director, employee or agent, or by causing such signature to be affixed to such writing by any reasonable means including, by facsimile signature, or by transmitting, or authorizing the transmission of, a telegram, cablegram, data or voice telephonic communication, electronic mail or other electronic communication to the person designated as the holder of the proxy, a proxy solicitation firm, a proxy support service organization or a like authorized agent. No proxy shall be valid after three years from its date, unless such proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. Proxies by telegram, cablegram, data or voice telephonic communications, electronic mail or other electronic communication must either set forth or be submitted with information from which it can be determined that such electronic transmission was authorized by the stockholder. If it is determined that such electronic transmission is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.09    Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Charter, each stockholder shall, on each matter submitted to a vote at a meeting of stockholders, have one vote for each share of capital stock entitled to vote thereon that is registered in his or her name on the record date for such meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy.

Unless otherwise required by law, applicable stock exchange rules, the Charter or these bylaws, a vote of stockholders may be taken other than by written ballot; provided, however, that upon demand by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting of stockholders, a vote shall be taken by written ballot. Any vote not required to be taken by written ballot may be taken in any manner approved by the presiding officer of the meeting. Unless otherwise provided in the Charter, all elections of directors shall be taken by written ballot. Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. If authorized by the Secretary, a written ballot may include a ballot submitted by telegram, cablegram, data or voice telephonic communication, electronic mail or other electronic transmission provided that such transmission either set forth or be submitted with information from which it can be determined that such transmission was authorized by the stockholder.
The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at a meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.
Each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided that if, as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (the “SEC”), the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election. If an incumbent director nominee fails to receive a sufficient number of votes for re-election, such director shall submit an irrevocable resignation in writing to the chairperson of the Nominating & Corporate Governance Committee of the Board (the “Governance Committee”). The Governance Committee shall make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board shall act on the resignation, taking into account the Governance Committee’s recommendation, and publicly disclose its decision and, if such resignation is rejected, the rationale behind its decision within 90 days from the date of the certification of the election results.

Except as otherwise required by law, applicable stock exchange rules, the Charter or these bylaws, all matters other than the election of directors shall be determined by a majority of the votes cast. Unless otherwise provided in the Charter, cumulative voting for the election of directors shall be prohibited.
Section 2.10    Conduct of Meetings. A meeting of stockholders shall be presided over by the chairman of the meeting, who shall be the Chairman (if any) or his or her designee, or if he or she is not present, the President or his or her designee, or if neither the Chairman (if any) nor President is present, a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting, or if he or she is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures for the meeting, including such regulation of the manner of voting and the conduct of discussion, as the chairman of the meeting shall determine in his or her discretion.

Section 2.11    Treasury Stock. Neither the Corporation nor any other person shall vote, directly or indirectly, shares of the Corporation’s own stock owned by the Corporation, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, or shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity and such shares shall not be counted for quorum purposes or in determining the number of outstanding shares.

Section 2.12    Action Without Meeting. Unless otherwise provided in the Charter, any action permitted or required by law, the Charter or these bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of at least 66⅔% of the outstanding stock entitled to vote thereon and such consent shall be delivered to the Corporation’s registered office or principal place of business, or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature thereto and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the first consent delivered to the Corporation in the manner required by this section, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

Section 2.13    Nominations and Stockholder Business. Only those persons who are nominated in accordance with the procedures set forth in these bylaws are eligible for election as directors at any meeting of stockholders. Only business that has been properly brought before a meeting of stockholders in accordance with the procedures set forth in these bylaws shall be conducted at the meeting.

(a)    Annual Meetings.

(i)    Nominations of persons for election to the Board and the proposal of business to be considered by stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting in accordance with Section 2.06 of these bylaws, (B) by or at the direction of the Board or (C) by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in these bylaws.

(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 2.13(a)(i) hereof, (A) the stockholder must have given timely written notice thereof, in proper form as provided by Section 2.13(c) hereof, to the Secretary, and (B) such other business must otherwise be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, to be timely, notice by the stockholder must be delivered by the later of (1) 90 days prior to such annual meeting and (2) 10 days after the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting (or the announcement thereof) commence a new time period (or extend any time period) for a stockholder to give the notice described above.

(b)    Special Meetings.

(i)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.06 of these bylaws. Nominations of persons for election to the Board and the proposal of business to be considered by stockholders at a special meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.13, who is entitled to vote at the meeting and who complied with the notice procedures set forth in these bylaws.

(ii)    Without qualification, for nominations or other business to be properly brought before a special meeting by a stockholder pursuant to clause (C) of Section 2.13(b)(i) hereof, (A) the stockholder must have given timely written notice thereof, in proper form as provided by Section 2.13(c) hereof, to the Secretary, and (B) such other business must otherwise be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation by the later of (1) 90 days prior to such special meeting and (2) 10 days following the date on which public announcement of the date of the special meeting is first made. In no event shall the adjournment or postponement of a special meeting (or the announcement thereof) commence a new time period (or extend any time period) for a stockholder to give the notice described above.

(c)    Stockholder Notice. To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.13(a) or Section 2.13(b)) to the Secretary must:

(i)    as to each person whom the stockholder (the “Noticing Stockholder”) proposes to nominate for election or re-election as a director, set forth or provide (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (present and for the past five (5) years), (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Exchange Act, (E) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such Noticing Stockholder and beneficial owner, if any, and their respective Affiliates and associates (within the meaning of Rule 12b-2 under the Exchange Act), or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Noticing Stockholder and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (F) a notarized letter signed by such person stating his or her acceptance of the nomination by that stockholder or beneficial owner, stating his or her intention to serve as a director for the full term if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election, and (G) a completed signed questionnaire, and written representation and agreement, each as required by Section 2.13(d) of these bylaws;

(ii)    as to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth or provide (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and any material interest in such business of such Noticing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (D) a complete and accurate description of all agreements, arrangements and understandings between such Noticing

Stockholder and beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such Noticing Stockholder; and

(iii)    as to the Noticing Stockholder, and any beneficial owner on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders”), set forth (A) the name and address of the Noticing Stockholder as they appear on the Corporation’s books, (B) the name and address of all other Holders, if any, (C) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by each of the Holders, (D) the Ownership Information (as defined below) for the Holders, (E) a representation that the Noticing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether any of the Holders intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination and (G) the Noticing Stockholder’s representation as to the accuracy of the information set forth in the notice. In addition to the foregoing, the Noticing Stockholder also shall provide the Corporation with any other information reasonably requested by the Corporation.

A stockholder providing notice of any nomination or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).
Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation and present his or her proposed business or nomination, such proposed business may not be transacted and the nomination may be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) stating that such person is authorized to act for such stockholder as a proxy at the meeting of stockholders, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.13(a) and Section 2.13(b), and compliance with this Section 2.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than business properly brought under and in compliance with Rule 14a-8 of the Exchange Act or any successor provision). Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
For purposes of this Section 2.13, “public announcement” means a disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 9, 13, 14 or 15(d) of the Exchange Act.
For purposes of this section, “Ownership Information” means: (a) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole in or part from the value of any class or series of shares of the Corporation, whether or not the instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by any of the Holders and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (b) any proxy, contract, arrangement, understanding or relationship pursuant to which any of the Holders has a right to vote or has granted a right to vote any shares of the Corporation, (c) any short interest held by any of the Holders in any shares of the Corporation (a Holder is deemed to hold a short interest in a security if such Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (d) any rights to dividends on shares of the Corporation owned beneficially by any of the Holders that are separated or separable from the underlying shares of the Corporation, (e) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any of the Holders is a general partner or, directly or indirectly, beneficially owns any interest in a general partner, is the manager, managing member of directly or indirectly beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (f) any performance-related fees (other than an asset-based fee) that any of the Holders is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments and (g) any arrangements, rights or other interests described in the preceding clauses of this paragraph held by any member of the immediate family of any of the Holders that shares the same household with such Holder.

(d)    Questionnaire; Voting Commitment. To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 2.13, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under these bylaws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) if elected as director of the Corporation, intends to serve for a full term and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by the Board.

(e)    Stockholder Nominations Included in the Corporation’s Proxy Materials.

(i)    Subject to the terms and conditions of these bylaws and the Charter, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy (in addition to the persons nominated for election by the Board or any committee thereof) the name of a nominee for election to the Board submitted pursuant to this Section 2.13(e) (a “Stockholder Nominee”), and will include in its proxy statement information relating to the Stockholder Nominee (the “Required Information,” as defined below), if (A) the Stockholder Nominee satisfies the eligibility requirements in this Section 2.13(e), (B) the Stockholder Nominee is identified in a notice (the “Stockholder Notice”) that is timely and proper and delivered in accordance with this Section 2.13(e) by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below), (C) the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and (D) the additional requirements of these bylaws are met.

For purposes of this Section 2.13(e) any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements).

(ii)    To qualify as an “Eligible Stockholder,” a stockholder or beneficial owner must (A) (1) have been a record holder of the shares of stock of the Corporation used to satisfy the eligibility requirements in this Section 2.13(e) continuously for the three year period specified in Section 2.13(e)(ii)(B)(1) below or (2) provide to the Secretary of the Corporation, within the time period referred to in this Section 2.13(e), evidence of continuous ownership by that person of such shares for such three year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule), and (B) (1) Own and have Owned, continuously for at least three years as of the date of the Stockholder Notice, a number of shares that represents at least 3% of the outstanding shares of the Voting Stock as of the date of the Stockholder Notice (the “Required Shares”), and (2) thereafter continue to own the Required Shares through the date of the next annual meeting of stockholders. For purposes of this Section 2.13(e), “Voting Stock” shall mean the capital stock of the Corporation generally entitled to vote in the election of directors. For purposes of satisfying the ownership requirements of this Section 2.13(e)(ii), a group of no more than 20 stockholders and/or beneficial owners may aggregate the shares of Voting Stock that each stockholder and/or beneficial owner has Owned continuously for at least three years as of the date of the Stockholder Notice. No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 2.13(e), and if any person appears as a member of more than one group, it shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Stockholder Notice. A group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner for the purposes of this Section 2.13(e)(ii). Any group of funds whose shares are so aggregated shall, within five business days after the date of the Stockholder Notice, submit to the Secretary of the Corporation at the Corporation’s principal executive office documentation that demonstrates that the funds satisfy the foregoing sentence, as determined by the Board, and such documentation shall be deemed part of the Stockholder Notice for purposes of this Section 2.13(e)(ii). Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 2.13(e) must be satisfied by each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 2.13(e)(ii) and except as otherwise provided in this Section 2.13(e). Should any stockholder or beneficial owner cease to satisfy the eligibility requirements in this Section 2.13(e), as determined by the Board, or withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

For the avoidance of doubt, in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, all references to “Eligible Stockholder” contained in this Section 2.13(e) include each member of such group.
(iii)    For purposes of this Section 2.13(e):

(A)    A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Voting Stock as to which such person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate.

(B)    A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as such stockholder or beneficial owner retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.

(C)    A stockholder’s or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which such stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by such stockholder or beneficial owner.

(D)    A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person (1) both has the power to recall such loaned shares on five business days’ notice and recalls the loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, and (2) holds the recalled shares through the annual meeting.

(E)    The terms “Owned,” “Owning,” “Ownership” and other variations of the word “own” shall have correlative meanings in this Section 2.13(e). Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board.

(iv)    For purposes of this Section 2.13(e), the “Required Information” that the Corporation will include in its proxy statement is:

(A)    the information concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules of the SEC or other applicable law,

(B)    any written statement included by the Eligible Stockholder (or, in the case of a group, a written statement of the group) in the Stockholder Notice for inclusion in the proxy statement, not to exceed 500 words, in support of each Stockholder Nominee’s election to the Board (subject, without limitation, to Section 2.13(e)(xi)), if such statement fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder (the “Statement”), and

(C)    any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.13(e).

Notwithstanding anything to the contrary contained in this Section 2.13(e), the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.13(e) shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.
(v)    Within the time period specified herein, the Stockholder Notice shall be delivered to the Secretary of the Corporation at the Corporation’s principal executive office and shall set forth all information, representations and agreements required in a stockholder’s notice of nomination under paragraphs (c)(i) and (c)(iii) of this Section 2.13 above (and for such purposes, references therein to “Noticing Stockholder”, “Holders” and to the “beneficial owner,” if any, on whose behalf the nomination is made shall be deemed to refer to “Eligible Stockholder”), and the Eligible Stockholder shall be required to update and supplement such information as required by the paragraph immediately following paragraph (c)(iii) of this Section 2.13. In addition such Stockholder Notice must include the following information, agreements, representations and warranties:

(A)    a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee completed and filed with the SEC by the Eligible Stockholder as applicable, in accordance with SEC rules, or, if Schedule 14N (or any successor form) is not then required by the SEC, a written statement to the Corporation containing the information required by Schedule 14N;

(B)    (1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three year holding period) setting forth and certifying that, as of a date within seven days prior to the date of the Stockholder Notice, the Eligible Stockholder Owns and has continuously Owned for the preceding three years, the Required Shares, (2) the Eligible Stockholder’s agreement to continue to Own such shares through the annual meeting of stockholders, and to immediately notify the Corporation if the Eligible Stockholder ceases to own the Required Shares prior to the annual meeting of stockholders, (3) the Eligible Stockholder’s agreement to provide, (x) within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and any intermediaries setting forth and certifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for the annual meeting of stockholders and (y) within two business days after the date of the annual meeting, written statements from the record holder and any intermediary setting forth and certifying the Eligible Stockholder’s continuous ownership of the Required Shares through the date of the annual meeting of stockholders, and (4) a statement as to whether the Eligible Stockholder intends to maintain Ownership of the Required Shares for at least one year following the annual meeting of stockholders (which statement shall also be included in the Schedule 14N filed with the SEC);

(C)    a representation and warranty that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.13(e), (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(1)(2)(iv)) (or any successor rules), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board, and (4) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;

(D)    an executed agreement, in a form deemed satisfactory to the Board, pursuant to which the Eligible Stockholder (including each group member, in the case of a nomination by a group of stockholders that together is an Eligible Stockholder) agrees: (1) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Stockholder or the Stockholder Nominee nominated by such Eligible Stockholder with the stockholders of the Corporation or any other person in connection with the nomination or election of directors, or out of the information that the Eligible Stockholder provided to the Corporation, including, without limitation, the Stockholder Notice, (2) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.13(e), including, without limitation, any such liability, loss, damages, expenses or other costs arising out of or relating to a failure or alleged failure of the Eligible Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, obligations, agreements or representations under this Section 2.13(e), (3) to comply with all laws, rules, regulations and listing standards applicable to any nomination or solicitation in connection with the annual meeting, (4) to file all materials described below in Section 2.13(e)(vii) with the SEC, regardless of whether any such filing is required under any applicable rule or regulation, or whether any exemption from filing is available for such materials under any applicable rule or regulation, (5) to promptly provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation, (6) in the event that any information included in the Stockholder Notice, or any other communication by the Eligible Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (7) in the event that the Eligible Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in this Section 2.13(e), including ownership of the Required Shares, to promptly (and in any event within 48 hours of discovering such failure) notify the Corporation of such failure;

(E)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(F)    a representation and warranty by the Eligible Stockholder that the Stockholder Nominee (1) is independent under applicable listing standards, applicable rules of the SEC, and all publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (2) qualifies as (x) independent under the audit committee independence requirements set forth in the rules of any stock exchange applicable to the Corporation, and (y) as a “non-employee director” under Exchange Act Rule 16b-3 and as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (3) is not and has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (4) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), has not been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), is not a named subject of a pending civil fraud investigation and has not been convicted of fraud in a civil proceeding, in each case, within the past ten years, or (5) is not subject to any order of the type specified in Rule 506(d) of Regulation D (or any successor rule) promulgated under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, as amended, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; and

(G)    a description and the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Stockholder Notice.

(vi)    To be timely under this Section 2.13(e), the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment, recess or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(vii)    An Eligible Stockholder must file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under any applicable rule or regulation.

(viii)    Within the time period and in the manner prescribed in Section 2.13(e)(vi) for delivery of the Stockholder Notice, an executed agreement, in a form deemed satisfactory by the Board, of each Stockholder Nominee shall be delivered to the Secretary of the Corporation, which shall be deemed part of the Stockholder Notice for purposes of this Section 2.13(e) and signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:

(A)    consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected;

(B)    is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with candidacy or service or action as a director that has not been disclosed to the Corporation;

(C)    will promptly (and in any event within five business days after request by the Corporation) provide to the Corporation such other information, including completion of the Corporation’s director nominee questionnaire, as it may reasonably request;
(D)    has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s Corporate Governance Guidelines, the Corporation’s Code of Business Conduct and Ethics and any other policies and guidelines of the Corporation applicable to directors; and

(E)    is not and will not become a party to any Voting Commitment (1) that has not been disclosed to the Corporation prior to or concurrently with the Eligible Stockholder’s submission of the Stockholder Notice, or (2) that could limit or interfere with the Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The Stockholder Nominee must promptly provide to the Corporation prior to the date of the annual meeting such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 2.13(e).

(ix)    The information and documents required by paragraph (e)(v) and (e)(viii) of this Section 2.13 shall be (A) provided with respect to and executed by each group member of the Eligible Stockholder, in the case of information applicable to group members, and (B) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (or, if Schedule 14N (or any successor form) is not then required by the SEC, as required by Schedule 14N) in the case of an Eligible Stockholder or group member that is an entity. The Stockholder Notice shall be deemed submitted on the date on which all the information and documents referred to in paragraphs (e)(v) and (e)(viii) of this Section 2.13 (other than such information and documents contemplated to be provided after the date the Stockholder Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(x)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.13(e).

(xi)    Notwithstanding anything to the contrary contained in this Section 2.13(e), the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including the Statement) and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Eligible Stockholder may not, after the last day on which a Stockholder Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if:

(A)    the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 2.13(e)), or any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 2.13(e)) was not, when provided, true, correct and complete or ceases to be true, correct and complete in all material respects, or the requirements of this Section 2.13(e) have otherwise not been met;

(B)    the Stockholder Nominee (1) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (2) does not qualify either (x) as independent under the audit committee independence requirements set forth in the rules of any stock exchange applicable to the Corporation, or (y) as a “non-employee director” under Exchange Act Rule 16b-3 and as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (3) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), is a named subject of a pending civil fraud investigation or has been convicted of fraud in a civil proceeding, in each case, within the past ten years, or (5) is subject to any order of the type specified in Rule 506(d) of Regulation D (or any successor rule) promulgated under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, as amended, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

(C)    the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in Section 2.13(a), (b) and (c) hereof or pursuant to Rule 14a-9 under the Exchange Act, without such stockholder’s notice expressly electing to have such director candidate included in the Corporation’s proxy statement pursuant to this Section 2.13(e), whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;

(D)    the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Charter, these bylaws, any applicable law, rule, regulation or listing standard;

(E)    the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to these bylaws, including but not limited to its obligations under this Section 2.13(e);

(F)    the Eligible Stockholder withdraws its nomination;

(G)    the Stockholder Nominee was nominated for election to the Board pursuant to this Section 2.13(e) at one of the Corporation’s two preceding annual meetings of stockholders and either (1) withdrew from or became ineligible or unavailable for election at such annual meeting or (2) did not receive at least 25% of the total votes cast in favor of his or her election at such annual meeting;

(H)    the Corporation is notified, or the Board determines, that the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.13(e)(ii); or

(I)    the Stockholder Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Stockholder Nominee under this Section 2.13(e).

(xii)    The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation’s proxy materials for an annual meeting of stockholders pursuant to this Section 2.13(e) shall not exceed the greater of (x) two or (y) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.13(e) with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20% (such resulting number, the “Permitted Number”); provided that the Permitted Number for a particular meeting shall be reduced by: (A) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13(e) but who the Board decides to nominate as a Board nominee or whose name is withdrawn, (B) any Stockholder Nominee who ceases to satisfy, or Stockholder Nominee of an Eligible Stockholder that ceases to satisfy, the eligibility requirements set forth in Section 2.13(e), as determined by the Board and (C) the number of incumbent directors who were previously elected to the Board as Stockholder Nominees, or nominees of a stockholder pursuant to the advance notice requirements set forth in Section 2.13(a), (b) and (c) above, at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13(e) exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, whether before or after the mailing or other distribution of the definitive proxy statement, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.13(e) thereafter (1) is nominated by the Board, (2) is not included in the Corporation’s proxy materials or (3) is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.13(e)), the Corporation: (a) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee (in the case of clause (1) or (2)) or any successor or replacement nominee proposed by the Eligible Stockholder or by any other Eligible Stockholder and (b) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy.

(xiii)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (B) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.13(e) for the next two annual meetings.

The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.13(e) and to make any and all determinations necessary or advisable to apply this Section 2.13(e) to any persons, facts or circumstances, including the power to determine (1) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (2) whether a Stockholder Notice complies with this Section 2.13(e) and has otherwise met the requirements of this Section 2.13(e), (3) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 2.13(e), and (4) whether any and all requirements of this Section 2.13(e) have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). Notwithstanding the foregoing provisions of this Section 2.13(e), unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 2.13(e) shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
ARTICLE III
BOARD OF DIRECTORS

Section 3.01    Power; Number; Term of Office. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board. Subject to the restrictions imposed by law or the Charter, the Board may exercise all powers of the Corporation.

Unless otherwise provided in the Charter, the number of directors that constitute the Board shall be determined from time to time by resolution of the Board (provided that the Board may not decrease the number of directors if it would have the effect of shortening the term of an incumbent director). Each director shall hold office for the term for which he or she is elected and thereafter until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. A director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned upon a director failing to receive a specified vote for re-election as a director may provide that it is irrevocable.

Unless otherwise provided in the Charter, directors need not be stockholders or residents of the State of Delaware.
A Chairman may be appointed by the Board. The Chairman must be a director. The Chairman shall preside at all meetings of stockholders and of the Board and shall have such other powers and duties as designated in accordance with these bylaws and as may be assigned to him or her from time to time by the Board. The Chairman may be removed, either with or without cause, by the vote of a majority of the whole Board at a special meeting called for such purpose, or at any regular meeting of the Board, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Appointment as Chairman shall not of itself create contractual rights.
Section 3.02    Quorum; Required Vote for Director Action. Unless otherwise required by law, the Charter or these bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business by the Board and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.03    Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or outside the State of Delaware, as the Board may from time to time determines by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the Chairman (if any), or in his or her absence by the President (if the President is a director) or by resolution of the Board.

Section 3.04    First Meeting. Each newly elected Board may hold its first meeting for the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders. Notice of such meeting is not required. At the first meeting of the Board at which a quorum is present following an annual meeting of stockholders, the Board shall elect the officers of the Corporation.

Section 3.05    Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings is not required.

Section 3.06    Special Meetings. A Special meeting of the Board may be called by the Chairman (if any), the President or, upon written request of any two directors, by the Secretary, at such place (within or without the State of Delaware), date and hour as may be specified in the notice or waiver of notice of such meeting. A special meeting of the Board may be called on no less than (a) 24 hours’ notice if given to each director personally, by telephone (including a voice messaging system), facsimile, electronic mail or other electronic means or (b) five days’ notice, if notice is mailed to each director, addressed or transmitted to him or her at such director’s usual place of business or other designated location. All notices given to directors by electronic transmission shall be deemed to have been given when directed to the telephone number, electronic mail address, facsimile number or other location provided by the director to the Secretary. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who waives notice, whether before or after such meeting.

Section 3.07    Removal. Any one or more directors or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.08    Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Charter or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 3.09    Compensation. Unless otherwise provided in the Charter, the Board shall have the authority to fix the compensation, if any, of directors.

Section 3.10    Action Without a Meeting; Telephone Conference Meeting. Unless otherwise provided in the Charter, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Unless otherwise restricted by the Charter, subject to the requirement for notice of meetings, members of the Board, or members of any committee designated by the Board, may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 3.11    Approval or Ratification of Acts or Contracts by Stockholders. The Board in its discretion may submit any act or contract for approval or ratification at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of considering any such act or contract, and any act or contract that is approved or ratified by the vote of stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or represented by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all stockholders as if it had been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding 66⅔% of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLE IV
COMMITTEES

Section 4.01    Designation; Powers. The Board may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee is absent or disqualified, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member. Any such committee , to the extent provided by resolution of the Board, shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power or authority to (a) approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) amend these bylaws. A member of a committee may resign at any time upon written notice to the Corporation.

Section 4.02    Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.01 hereof, shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.03    Subcommittees. Unless otherwise provided in the Charter or the resolution of the Board designating a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V
OFFICERS

Section 5.01    Number, Titles and Term of Office. The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President) and a Secretary and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. An officer may resign at any time upon written notice to the Corporation. Any number of offices may be held by the same person. An officer does not need to be a director.

Section 5.02    Compensation. The salaries or other compensation, if any, of the officers of the Corporation shall be fixed from time to time by the Board.

Section 5.03    Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board at a special meeting called for such purpose, or at any regular meeting of the Board, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment as an officer shall not of itself create contractual rights.

Section 5.04    Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board.

Section 5.05    Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board designates another officer as the chief executive officer. Subject to the control of the Board, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he or she shall have such other powers and duties as designated in accordance with these bylaws and as may be assigned to him or her from time to time by the Board. Unless the Board otherwise determines, the chief executive officer shall, in the absence of the Chairman or if there be no Chairman, preside at all meetings of stockholders and (if he or she is a director) of the Board;

Section 5.06    Chairman of the Board. The position of Chairman shall not be an officer of the Corporation.

Section 5.07    Powers and Duties of the President. Unless the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and he or she shall have such other powers and duties as designated in accordance with these bylaws and as may be assigned to him or her from time to time by the Board.
Section 5.08    Vice Presidents. In the absence of the President, or in the event of his or her inability or refusal to act, a Vice President designated by the Board or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that such Vice President shall not preside at meetings of the Board unless he or she is a director. Each Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.09    Secretary. The Secretary shall keep the minutes of all meetings of the Board, committees of directors and of stockholders in books provided for such purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the Board; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board.

Section 5.10    Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the chief executive officer, the Board or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

Section 5.11    Action with Respect to Securities of Other Corporations. Unless otherwise determined by the Board, the chief executive officer shall have the power to vote and otherwise to act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of any other corporation, or with respect to any action of security holders thereof, in which the Corporation may hold securities and otherwise, to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.01    Right to Indemnification. Subject to the limitations and conditions provided in this article, each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all reasonable expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, excise or similar taxes, punitive damages or penalties and amounts paid or to be paid in settlement) actually incurred or suffered by such person in connection with such proceeding, and such indemnification under this article shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification granted pursuant to this article shall be a contractual right, and no amendment, modification or repeal of this article shall have the effect of limiting or denying any such rights with respect to any acts, omissions, facts or circumstances prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification conferred in this article could involve indemnification for negligence or under theories of strict liability.

Section 6.02    Advance Payment. The right to indemnification conferred in this article shall include the right to be paid or reimbursed by the Corporation for the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 6.01 hereof who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this article and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this article or otherwise. Such written undertaking shall only be based on the language under Section 145 of the DGCL and no additional or more restrictive conditions may be imposed upon such person. Advances shall be unsecured and interest-free.

Section 6.03    Appearance as a Witness. Notwithstanding any other provision of this article, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

Section 6.04    Employees and Agents. The Corporation may, by action of its Board, provide indemnification and advancement of expenses to employees and agents of the Corporation, individually or as a group, with same scope and effect as the indemnification and advancement of expenses of directors and officers provided for in this article.

Section 6.05    Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this article is not paid in full by the Corporation within 90 days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.06    Nonexclusivity of Rights. The right to indemnification and advancement and payment of expenses conferred in this article shall not be exclusive of any other rights which a director or officer or other person covered by this article may have or hereafter acquire under any law (common or statutory), provision of the Charter, these bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.07    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss asserted against any such person and incurred in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this article.

Section 6.08    Savings Clause. If this article or any portion hereof shall be invalidated on any grounds by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified in accordance with this article as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, to the full extent permitted by any applicable and valid portion of this article to the fullest extent permitted by applicable law. The rights conveyed by this article shall be contractual rights, and no amendment, modification or repeal of any of the provisions of this article shall have the effect of limiting, denying or otherwise adversely affecting any rights or protections of a director or officer (including a former director or officer) or other person under this article with respect to any acts, omissions, facts or circumstances occurring prior to any such amendment, modification or repeal.

Section 6.09    Definitions. For purposes of this article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII
CAPITAL STOCK

Section 7.01    Certificates of Stock. The shares of the capital stock of the Corporation shall be represented by certificates, provided, however, that the Board may determine by resolution that some or all of any or all the classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chief Executive Officer (if any), the President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.02    Transfer of Shares. The shares of stock of the Corporation shall only be transferable on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon (a) surrender to the Corporation or a transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, (b) in the case of uncertificated shares, receipt of proper transfer instructions and compliance with appropriate procedures for transferring shares in uncertificated form or (c) compliance with the provisions of Section 7.05 hereof, as applicable, and of compliance with any transfer restrictions applicable thereto contained in any agreement to which the Corporation is a party, or of which the Corporation has knowledge by reason of a legend with respect thereto placed upon any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares, as applicable, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.03    Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the owner in fact thereof at that time for purposes of voting such shares, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent, exercising or waiving any preemptive rights, or giving proxies with respect to such shares; and, neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether or not that person possesses a certificate for those shares.

Section 7.04    Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the capital stock of the Corporation and its transfer.

Section 7.05    Lost, Stolen, Destroyed or Mutilated Certificates. The Board may determine the conditions upon which a new certificate of stock may be issued in place of any certificate which is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

ARTICLE VIII
ADJUDICATION OF DISPUTES

Section 8.01    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provision of this Article VIII.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01    Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board.

Section 9.02    Corporate Seal. The Board may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by an Assistant Secretary.

Section 9.03    Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized elsewhere in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used as determined by the Board.

Section 9.04    Reliance upon Books, Reports and Records. A member of the Board, or a member of any committee thereof, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

ARTICLE X
AMENDMENTS

The power to adopt, amend or repeal bylaws resides in the stockholders entitled to vote; provided, however, that the Corporation may, in the Charter, confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board, shall not divest stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

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